Exhibit 99.1
Encore Capital Group Completes Offering of Senior Secured Notes

SAN DIEGO, June 1, 2021 -- Encore Capital Group, Inc. (NASDAQ: ECPG), an international specialty finance company, today announced that it has completed its offering of £250 million aggregate principal amount of 4.25% senior secured notes due 2028.
Encore used the proceeds from the offering to redeem in full the outstanding £226.2 million 7.50% senior secured notes due 2023 and to pay certain transaction fees and expenses incurred in connection with the offering of the Notes.

“We successfully completed our senior secured note offering today, demonstrating yet again that our global funding structure provides us with one of the best balance sheets in the global credit management services industry,” said Jonathan Clark, Executive Vice President and Chief Financial Officer. “We believe our unified funding structure provides us with a number of key benefits including significant simplification of our balance sheet, substantially greater financial flexibility, lower funding costs and extended maturities. As a result of this structure, we were able to issue these new notes with a much lower coupon while also extending the maturity from 2023 to 2028. Furthermore, we expect the interest savings from these new notes will pay back the call premium from the redemption of our previous notes by the end of 2021.”
“As a result of our bond offerings since September, we have now refinanced all of the legacy Cabot bonds totaling approximately $1.2 billion of our debt. Looking ahead, we believe we are now in a better position than ever to deploy capital in portfolio purchasing opportunities with the greatest returns,” said Clark.
In the second quarter of 2021, the Company expects to record charges related to the offering totaling approximately $8 million after tax.

About Encore Capital Group, Inc.
Encore Capital Group is an international specialty finance company that provides debt recovery solutions and other related services across a broad range of financial assets. Through its subsidiaries around the globe, Encore purchases or services portfolios of receivables from major banks, credit unions and utility providers.
Headquartered in San Diego, Encore is a publicly traded NASDAQ Global Select company (ticker symbol: ECPG) and a component stock of the Russell 2000, the S&P Small Cap 600 and the Wilshire 4500. More information about Encore can be found at www.encorecapital.com. More information about the Company’s Midland Credit Management subsidiary can be found at www.midlandcreditonline.com. More information about the Company's Cabot Credit Management subsidiary can be found at www.cabotcm.com. Information found on the Company’s, MCM’s, or Cabot’s websites is not incorporated by reference.
Forward Looking Statements
The statements in this press release that are not historical facts, including, most importantly, those statements preceded by, or that include, the words “will,” “may,” “believe,” “projects,”

“expects,” “anticipates” or the negation thereof, or similar expressions, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). These statements may include, but are not limited to, statements regarding our future operating results, performance, business plans or prospects. For all “forward-looking statements,” the Company claims the protection of the safe harbor for forward-looking statements contained in the Reform Act. Such forward-looking statements involve risks, uncertainties and other factors which may cause actual results, performance or achievements of the Company and its subsidiaries to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These risks, uncertainties and other factors are discussed in the reports filed by the Company with the Securities and Exchange Commission, including the most recent reports on Forms 10-K and 10-Q, as they may be amended from time to time. The Company disclaims any intent or obligation to update these forward-looking statements.
Contact:
Bruce Thomas
Vice President, Investor Relations
Encore Capital Group, Inc.
(858) 309-6442
bruce.thomas@encorecapital.com